Exhibit 99.1

News Release

Green Stream Holdings Inc (GSFI) Again Extends Cut-Off Date To Be Eligible For Upcoming Issuance Of A Special Common Stock Dividend To Shareholders Of Record On Record Date

As Of January 15, 2022; Original Record Date Was December 10, 2021 Then on December 22, 2021 it was changed to January 15, 2022. Today’s Announcement Pushes Back the Record Date to March 1, 2022.

Each Stockholder Of Record On the Distribution Record Date shall receive one share of restricted common stock for every 100 shares of common stock presently owned on that date.

Dec 13

NEW YORK, NY / ACCESSWIRE / February 3, 2022 / Green Stream Holdings Inc. (OTC PINK:GSFI) ("the Company") (https://greensolarutility.com), an emerging leader in the solar utility and finance space, recently announced that its Board of Directors has extended the Record Date for eligibility to participate in a Common Stock Dividend. The dividend was previously approved a special stock dividend (the “Distribution”) to Green Stream Holdings Inc. stockholders of one share of restricted common stock for every 100 shares of common stock presently owned.

On October 1, 2021, the Board of Directors of Green Stream Holdings, Inc. (the “Company”) authorized a stock dividend of one (1) share of the Company’s common stock, par value $0.001 par value (the “Common Stock”), for each one hundred (100) shares of Common Stock held on December 10, 2021 (the “Record Date”). On December 13, The Board of Directors of Green Stream Holdings, Inc. recently announced that it had extended the Record Date to January 15, 2022 and has today extended it to March 1, 2022.

Applicable shareholders will receive: “… one (1) share of the Company’s common stock, par value $0.001 par value (the “Common Stock”), for each one hundred (100) shares of Common Stock held on January 15, 2022...”

The Distribution will take place in the form of a pro rata common stock dividend to each Green Stream stockholder of record on the Distribution Date.

No fractional shares of common stock will be distributed. Instead, Green Stream stockholders will receive a number rounded to the next highest number. The Distribution is intended to qualify as tax free to Green Stream stockholders for U.S. federal income tax purposes.

No vote or action is required by Green Stream’s stockholders in order to receive the Distribution, which is subject to certain customary conditions, which conditions are expected to be satisfied on or prior to the distribution date.

About Green Stream Finance, Inc.

Green Stream Finance, Inc., a solar utility and finance company with satellite offices in Malibu, CA and New York, NY, is focused on exploiting currently unmet markets in the solar energy space, and is currently licensed in California, Nevada, Arizona, Washington, New York, New Jersey, Massachusetts, New Mexico, Colorado, Hawaii, and Canada. The Company's next-generation solar greenhouses constructed and managed by Green Rain Solar, LLC, a Nevada-based division, utilize proprietary greenhouse technology and trademarked design developed by world-renowned architect Mr. Antony Morali. The Company is currently targeting high-growth solar market segments for its advanced solar greenhouse and advanced solar battery products. The Company has a growing footprint in the significantly underserved solar market in New York City where it is targeting 50,000 to 100,000 square feet of rooftop space for the installation of its solar panels. Green Stream is looking to forge key partnership with major investment groups, brokers, and private investors in order to capitalize on a variety of unique investment opportunities in the commercial solar energy markets. The Company is dedicated to becoming a major player in this critical space. Through its innovative solar product offerings and industry partnerships, the Company is well-positioned to become a significant player in the solar space.

Forward-Looking Statements:

This press release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. That includes the possibility that the business outlined in this press release cannot be concluded for some reason. That could be as a result of technical, installation, permitting or other problems that were not anticipated. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Green Stream Finance, Inc. to be materially different from the statements made herein. Except for any obligation under the U.S. federal securities laws, Green Stream Finance, Inc. undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

For All Inquiries Contact:

+1 (424) 280-4096
president@greenstreamfinance.com

SOURCE: Green Stream Holdings Inc.

Website: greensolarutility.com

Phone number: (646) 669-7007